UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 14, 2008
Third Wave Technologies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-31745	39-1791034

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

502 South Rosa Road,Madison, Wisconsin	53719

(Address of Principal Executive Offices)	(Zip Code)

(608) 273-8933

(Registrant’s Telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On January 14, 2008, the compensation committee of the board of directors of Third Wave Technologies, Inc. (the “Company”) approved the Company’s incentive plan for 2008. Based on the Company’s performance against established performance measures and individual performance against individual performance measures, each of the Company’s executives will be eligible to receive from 0% to 200% of his or her target annual incentive award. The Company performance objectives measured under the plan are net cash from operations, total revenue and certain product development and other milestones.
In addition, on January 14, 2008, the compensation committee of the Company’s board of directors approved the Company’s Long Term Incentive Plan No. 5 covering the period from 2008-2010. For each of the Company’s executive officers, the target award under the plan equals three times the highest target annual incentive award for the executive during such performance period. Plan awards will become payable in cash or Company common stock if and to the extent the Company attains the clinical revenue, stock price and total shareholder return versus peer group performance goals set by the compensation committee for the relevant performance period as reflected in the plan. Subject to continued employment during the performance period, earned awards are payable in cash or Company common stock over a two-year vesting period following completion of the performance period. Except as described below, an earned award vests twenty-five percent on the day it is earned (the last day of the performance period), fifty percent on the first anniversary of such date and twenty-five percent on the second anniversary of such date, provided the participant continues to be employed by the Company through the applicable vesting date. If a participant retires at or after his or her normal retirement age, becomes disabled, or dies during the performance period, the participant would be entitled to a prorated award based upon the Company’s performance during the performance period which award would fully vest at the end of the performance period. If a participant retires at or after his or her normal retirement age, becomes disabled, or dies after earning an award, the participant’s award fully vests at the time such event occurs. The plan provides for deemed satisfaction of performance goals and accelerated vesting in the event of a change of control of the Company during the performance period.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THIRD WAVE TECHNOLOGIES, INC.
Date: January 18, 2008	By:	/s/ Cindy S. Ahn
		Name:	Cindy S. Ahn
		Title:	Vice President and General Counsel

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